UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2001

THQ Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction
of incorporation or organization)

Commission file Number: 0-18813

13-3541686
(I.R.S. employer identification no.)

27001 Agoura Road
Calabasas Hills, California 91301
(Address of principal executive
offices, including zip code)

(818) 871-5000
(Registrant’s telephone number,
including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     This filing is being made for the purpose of updating the Cautionary Statement Regarding Forward-Looking Statements and the Risk Factors set forth in our Current Report on Form 8-K filed on November 9, 2000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AND RISK FACTORS

     Our filings with the Securities and Exchange Commission, our press releases and our other public statements may contain, or incorporate by reference, certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements appear in a number of places in our filings with the Securities and Exchange Commission, our press releases and our other public statements. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for our products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing and difficulties encountered in the integration of acquired businesses. In addition, such statements could be affected by growth rates and market conditions relating to the interactive software industry and general domestic and international economic conditions. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those implied by the forward-looking statements. Those risks and uncertainties include the following:

WE MUST CONTINUE TO DEVELOP AND SELL NEW TITLES IN ORDER TO REMAIN PROFITABLE.

Our historical profitability has directly resulted from our ability to timely develop and sell successful new titles for use on various platforms. We may not be able to develop and secure the rights to new titles at a rate that will maintain our current development and release schedule or release new titles by the dates we have scheduled. If the revenues from our new titles fail to replace declining revenues from existing titles, our revenues and profits would be materially and adversely affected.

Consumer preferences for games are difficult to predict, and even the most successful titles remain popular for only limited periods of time, often less than six months. The life cycle of a game generally consists of a relatively high level of sales during the first few months after introduction, followed by a decline in sales. Accordingly, substantially all of our net sales for a particular year are generated by titles released in that year and in the latter part of the prior year. In some instances, a sales decline may also be accompanied by decreasing sales prices, which may result in credits or allowances to our customers.

In addition, the development cycle for new titles is long, typically ranging from nine to 24 months. In order to distribute a product, we must develop the necessary game software, obtain approval from the platform manufacturer and licensor, if required, and produce the initial order of cartridges, DVD-ROMs or CD-ROMs. During the development cycle, the market appeal of a title may decline.

OUR INABILITY TO IDENTIFY, LICENSE AND RENEW PROPERTIES UPON WHICH OUR PRODUCTS ARE BASED, OR A SUDDEN DECREASE IN POPULARITY OF THE PROPERTIES WE LICENSE, COULD HARM US.

The development of most of our new games is dependent upon our ability to identify and license desirable properties. Examples of properties that we seek to license are entertainment projects, such as movies, television programs and arcade games, sports and entertainment personalities, and popular sports, fads or concepts that have high public visibility or recognition or that reflect the trends of popular culture. The inability to renew successful licenses, the sudden decrease in popularity of the underlying properties of our licenses, or changes in property content of our licenses could limit our economic success.

We have developed and are developing a limited number of internal brands, titles for which no license is required. The success of internal brands relies heavily on substantial marketing, innovative technology and original ideas. These titles can be expensive to develop and market. Further, it is difficult to determine what level of consumer acceptance will be achieved, as opposed to licensed titles, which generally have a built-in consumer base and licensor support.

WE RELY ON A RELATIVELY SMALL NUMBER OF BRANDS FOR A SIGNIFICANT PORTION OF OUR NET SALES.

A small number of our products make up a substantial portion of our net sales. For the nine months ended September 30, 2001, sales of titles for our three top selling brands, Red Faction, World Wrestling Federation and MX 2000 featuring Ricky Carmichael were 16%, 9.5% and 8.9% of net sales, respectively and for the year ended December 31, 2000, sales of our titles for our three top selling brands World Wrestling Federation, Rugrats and Power Rangers were 52.8%, 13.5% and 5.4% of net sales, respectively. A limited number of brands may continue to produce a disproportionately large amount of our net sales. Due to this dependence on a limited number of brands, the failure of one or more products based on these brands to achieve anticipated results may significantly harm our business and financial results.

WE RELY ON EXTERNAL DEVELOPERS FOR THE DEVELOPMENT OF MANY OF OUR TITLES.

Many of our titles are developed by external developers. We have no control over the business, finances and operational practices of these external developers. A delay or failure to complete the work performed by external developers may result in delays in, or cancellations of, product releases. The future success of many of our titles will depend on our continued ability to maintain relationships and obtain developer agreements on favorable terms with skilled external developers. We cannot guarantee that we will be able to establish or maintain such relationships with external developers and failure to do so could result in a material adverse effect on our business and financial results.

UNEXPECTED DECLINES IN THE POPULARITY OF PLATFORMS COULD HAVE A NEGATIVE EFFECT ON CONSUMER DEMAND FOR TITLES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

The interactive entertainment software industry has experienced periods of significant growth in consumer interest, followed by periods in which growth has substantially declined. Our sales are dependent, among other factors, on the popularity and unit sales of the game platforms of the various manufacturers. The popularity of the game platforms marketed by the manufacturers has experienced wide fluctuations. We must continually anticipate and adapt our offerings to emerging platforms and evolving consumer preferences. Unexpected declines in the popularity of a particular platform can be expected to have a material adverse effect on consumer demand for titles released or scheduled for release for that platform.

RISKS ASSOCIATED WITH THE INTRODUCTION OF NEW PLATFORMS SUCH AS NINTENDO GAMECUBE AND MICROSOFT XBOX COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Nintendo and Microsoft, respectively released GameCube on November 18, 2001 and Xbox on November 15, 2001. We have no control over the release dates of the new platforms nor the number of units that will be shipped upon such release. As a result, it is difficult to ensure that our schedule for releasing new titles will coincide with the release of the corresponding platforms. The new platforms for which we develop titles also may not achieve widespread market acceptance, resulting in harm to our business and financial results. Additionally, during periods of new technology introductions, forecasting our revenues and earnings is more difficult than in more stable product markets.

The development of titles for new platforms requires substantial investment. Generally, these development efforts must occur well in advance of the release of new platforms in order to introduce titles on a timely basis following the release of such platforms. We anticipate that it will be more costly to develop titles for the new platforms. Our development efforts with respect to such new platforms may not lead to marketable titles or titles that generate sufficient revenues to recover their development and marketing costs, especially if a new platform does not reach an expected level of acceptance. This risk can be expected to increase in the future, as continuing increases in development costs require corresponding increases in net sales in order for us to maintain profitability.

The introduction of new platforms and technologies can render existing titles obsolete and unmarketable. More commonly, as more advanced platforms are introduced, consumer demand for titles for older platforms diminishes. As a result of such reduced consumer demand for titles on older platforms, our titles for such platforms may not generate sufficient sales to make such titles profitable.

DEVELOPMENT AND DISTRIBUTION OF ON-LINE AND WIRELESS GAMES IS SUBJECT TO DIFFERENT RISKS AND MAY ADVERSELY IMPACT OUR EXISTING PRODUCTS.

A number of our competitors have developed or are currently developing games for use by consumers over the Internet. We released our first on-line game, WWF With Authority!, in the second quarter of 2001. We anticipate releasing our second on-line game, Sky Sports Football Manager, later this year for the United Kingdom market through our joint venture, Network Interactive Sports, with Hot Gen Studios. We cannot be assured that our approach to on-line games will meet with customer acceptance. While we believe that the market for these games has not had a material effect on the sales of our products, future increases in the availability of such games or technological advances in these games or the Internet could result in a decline in platform-based games and thus have a material adverse effect on us.

We recently announced a new division, THQ Wireless, for the development of games on mobile platforms, including cellular telephones and mobile handheld devices. Because we are less experienced in developing games for these devices and such platforms present additional and different risks than those related to traditional console games, we cannot predict with any degree of certainty the financial impact that our approach to wireless games will have.

CUSTOMER ACCOMMODATIONS OR UNSALEABLE INVENTORY COULD ADVERSELY AFFECT OUR EARNINGS.

We sometimes negotiate accommodations to retailers or distributors when demand for specific games falls below expectations, in order to maintain our relationships with our customers. These accommodations include our not requiring that all booked orders be filled. We also negotiate price discounts, credits against future orders and the return of products with our customers.

Although we believe that the reserves that we have established for customer accommodations are adequate, there is the possibility that actual customer accommodations could exceed our reserves. The effect of this would be a reduction in our earnings. We cannot predict the amount or nature of accommodations that will be provided to our customers in future periods.

We write down slow-moving or obsolete inventory to net realizable value. An unsuccessful title requires that we write down the inventory for that title to its estimated net realizable value. We work to minimize this risk by communicating frequently with our customers and by attempting to accurately forecast retailer and consumer demand for each of our titles.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001, 77% OF OUR GROSS SALES IN THE UNITED STATES WERE MADE TO OUR 10 LARGEST CUSTOMERS. WE COULD BE ADVERSELY AFFECTED IF ANY OF THEM

REDUCED OR TERMINATED THEIR PURCHASES FROM US.

Sales to our 10 largest customers collectively accounted for approximately 77% of our gross sales in the United States for the nine months ended September 30, 2001 and 82% of our gross sales in the United States for the year ended December 31, 2000. Our largest single customer in both periods was Wal-Mart. Wal-Mart accounted for 20% of our gross domestic sales for the nine months ended September 30, 2001 and 23% of our gross domestic sales for the year ended December 31, 2000.

We have no written agreements or other understandings with any of our customers that relate to future purchases, so purchases by these customers or any others could be reduced or terminated at any time. A substantial reduction or a termination of purchases by any of our largest customers would have a material adverse effect on us.

A BUSINESS FAILURE BY ANY OF OUR LARGEST CUSTOMERS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

Our sales are typically made on credit, with terms that vary depending upon the customer and other factors. Normally we do not hold any collateral to secure payment by our customers, and currently we do not factor any of our receivables. While we attempt to carefully monitor the creditworthiness of our customers and distributors, we bear the risk of their inability to pay our receivables and of any delay in payment. A business failure by any of our largest customers would have a material adverse effect on us.

BECAUSE WE CANNOT PUBLISH OR MANUFACTURE TITLES WITHOUT PLATFORM MANUFACTURERS’ APPROVAL, OUR ABILITY TO CONTINUE TO DEVELOP AND MARKET SUCCESSFUL CONSOLE TITLES IS DEPENDENT ON THE MANUFACTURERS CONTINUING TO DO BUSINESS WITH US.

We are dependent on the platform manufacturers and our non-exclusive licenses with them, both for the right to publish titles for their platforms and for the manufacture of our products for their platforms. Our existing platform licenses for Sony PlayStation 2 and PlayStation, Nintendo Game Boy Advance and Game Boy Color, Microsoft Xbox, and our pending license for Nintendo GameCube, require that we obtain approval for the publication of new games on a title-by-title basis. As a result, the number of titles we are able to publish for these platforms, and our revenues from titles for these platforms, may be limited. Should any manufacturer choose not to renew or extend our license agreement at the end of its current term, or if any manufacturer were to terminate our license for any reason, we would be unable to publish additional titles for that manufacturer’s platform.

Each of the manufacturers is the sole source for the fabrication of the products we publish for that manufacturer’s platforms. Each platform license provides that the manufacturer may change prices for products at any time and includes other provisions that give the manufacturer substantial control over our release of new titles.

Since each of the manufacturers is also a publisher of games for its own platforms, and also manufactures products for all of its other licensees, a manufacturer may give priority to its own products or those of other publishers in the event of insufficient manufacturing capacity. Unanticipated delays in the delivery of products could also negatively affect our operating results.

IF WE NEEDED TO WRITE DOWN PREPAID ROYALTIES OR CAPITALIZED DEVELOPMENT COSTS BELOW THE CURRENT RECORDED VALUE, OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We typically enter into agreements with licensors of properties and developers of titles that require advance payments of royalties and/or guaranteed minimum royalty payments. Sales of products for which such royalties are paid or guaranteed payments are made may not be sufficient to cover the amount of these required payments. In addition, we capitalize our advances to developers on our balance sheet as a part of “prepaid royalties.” When, in management’s opinion, future revenues will not be sufficient to recover previously capitalized costs, we expense these items in the current period. If we needed to write down prepaid royalties or capitalized development costs below the current recorded value, our results of operations could be adversely affected.

INCREASED FOREIGN OPERATIONS SUBJECT US TO DIFFERENT BUSINESS, POLITICAL AND ECONOMIC RISKS.

Foreign sales are subject to inherent risks, including different consumer preferences, higher distribution and operating expenses, unexpected changes in regulatory requirements, tariffs and other barriers, difficulties in staffing and managing foreign operations, and possible difficulties collecting foreign accounts receivable. These factors or others could have an adverse effect on our future foreign sales or the profits generated from these sales.

Sales generated by our European and Australian offices will generally be denominated in the currency denomination of the country in which the sales are made or, if made in Europe, European Currency Units (“Euros”). To the extent our foreign sales are not denominated in U.S. dollars, our sales and profits could be materially and adversely affected by foreign currency fluctuations.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS COULD RESULT IN SUBSTANTIAL LOSSES TO INVESTORS.

We have experienced, and may continue to experience, significant quarterly fluctuations in net sales and operating results. The interactive software entertainment market is highly seasonal, with sales typically significantly higher during the fourth quarter, due primarily to the increased demand for games during the year-end holiday buying season. Other factors that cause fluctuations include:

•	the timing of our release of new titles;

•	the popularity of both new titles and titles released in prior periods;

•	changes in the mix of titles with varying profit margins;

•	the timing of customer orders;

•	the timing of shipments by the manufacturers;

•	the competition in the industry for retail shelf space;

•	fluctuations in the size and rate of growth of consumer demand for titles for different platforms; and

•	the timing of the introduction of new platforms and the accuracy of retailers’ forecasts of consumer demand.

We believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. We may not be able to maintain consistent profitability on a quarterly or annual basis. It is likely that in some future quarter, our operating results may be below the results of public market analysts and investors and as a result of the factors described above and others described throughout this “Risk Factors” section, the price of our common stock may fall or significantly fluctuate.

COMPETITION FOR QUALIFIED PERSONNEL IS INTENSE IN THE INTERACTIVE ENTERTAINMENT SOFTWARE INDUSTRY AND FAILURE TO HIRE AND RETAIN QUALIFIED PERSONNEL COULD SERIOUSLY HARM OUR BUSINESS.

We rely to a substantial extent on the management, marketing, sales, technical and software development skills of a limited number of employees to formulate and implement our business plan, including the development of our titles and brands. Our success depends to a significant extent upon our ability to attract and retain key personnel. Competition for employees can be intense and the process of locating key personnel with the right combination of skills is often lengthy. The loss of services of key personnel could have a material adverse effect on us.

FAILURE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY COULD CAUSE US TO LOSE COMPETITIVE ADVANTAGE AND ANY INTELLECTUAL PROPERTY LITIGATION COULD BE TIME CONSUMING AND EXPENSIVE TO PROSECUTE AND DEFEND.

Unauthorized production occurs in the computer software industry generally, and were a significant amount of unauthorized production of our DVD-ROM or CD-ROM products to occur, we could be materially and adversely affected.

We hold copyrights on the products, manuals, advertising and other materials owned by us and we maintain trademark rights in the THQ name, THQ studios, names of certain products and their respective logos owned by us. We regard our titles, including the underlying software, as proprietary and rely on a combination of trademark, copyright and trade secret laws in the United States and under international law, employee and third-party nondisclosure and confidentiality agreements, among other methods to protect our rights. We include with our products a “shrink-wrap” or “click-wrap” license agreement or limitations on use of the software. It is uncertain to what extent these agreements and limitations are enforceable, especially in foreign countries. Third parties may infringe our rights and it is possible that third parties may assert infringement claims against us. From time to time we receive communications regarding such claims and we investigate each claim individually. Prosecuting or defending valid claims could be costly and could result in a diversion of management’s attention. Further, adverse determinations in any claims or litigation could also have a material adverse effect on our business, operating results and financial condition.

DEFECTS IN OUR GAME SOFTWARE COULD HARM OUR REPUTATION OR DECREASE THE MARKET ACCEPTANCE OF OUR PRODUCTS.

Our game software may contain defects. In addition, we may not discover software defects until after our products are in use by retail customers. Any defects in our software could damage our reputation, cause our customers to terminate relationships with us or to initiate product liability suits against us, divert our engineering resources, delay market acceptance of our products, increase our costs or cause our revenue to decline.

THE INTERACTIVE ENTERTAINMENT INDUSTRY IS CONSOLIDATING. IN MAKING ACQUISITIONS, WE FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES SOME OF WHICH HAVE GREATER FINANCIAL AND OTHER RESOURCES. WE ALSO FACE INTEGRATION CHALLENGES WITH THE COMPANIES THAT WE SUCCESSFULLY ACQUIRE.

Consistent with our strategy to enhance our distribution and product development capabilities, we intend to continue to pursue acquisitions of companies, intellectual property rights and other assets that can be acquired on acceptable terms and which we believe can be operated or exploited profitably. As the interactive entertainment industry continues to consolidate, we face significant competition in making acquisitions, which may constrain our ability to complete suitable transactions. This is particularly of concern for us because many of our competitors for potential acquisitions have greater financial and other resources.

Further, as we acquire other companies we are faced with additional challenges. The integration of newly acquired companies’ operations with our existing operations takes management time and effort. Additionally, there is a risk of loss of key employees, customers and vendors of the recently acquired companies. Also, if we issue equity securities to pay for an acquisition, the ownership percentage of our existing stockholders would be reduced and the value of the shares held by our existing stockholders could be diluted. If we use cash to pay for an acquisition, the payment could significantly reduce the cash that would be available to fund our operations or to use for other purposes. Acquisition financing may not be available on favorable terms or at all. We may also be required to amortize significant amounts of identifiable intangible assets in connection with future acquisitions, which could adversely affect our reported earnings. Future acquisitions may also require us to assume contingent liabilities that could have a negative effect on our future results of operations.

COMPETITION IN THE INTERACTIVE ENTERTAINMENT SOFTWARE INDUSTRY MAY LEAD TO REDUCED SALES OF OUR PRODUCTS, REDUCED PROFITS AND REDUCED MARKET SHARE.

The interactive entertainment software industry is intensely competitive. We compete, for both licenses to properties and the sale of games, with the platform manufacturers and other external developers. Each of the platform manufacturers have the additional advantage of being the largest developer and marketer of titles for its platforms. These companies may increase their own software development efforts. As a result of their commanding positions in the industry, the manufacturers generally have better bargaining positions with respect to retail pricing, shelf space and retailer accommodations than do any of their licensees, including us.

Some of our competitors have greater name recognition among consumers and licensors of properties, a broader product line, or greater financial, marketing and other resources than us. Accordingly, these competitors may be able to market their products more effectively or make larger offers or guarantees in connection with the acquisition of licensed properties. We also believe that other technology and entertainment companies are increasing their focus on the interactive entertainment software market, which might result in greater competition for us. In addition, many of our competitors are developing on-line interactive games and interactive networks that will be competitive with our interactive products.

As competition for popular properties increases, our cost of acquiring licenses for such properties may increase, resulting in reduced margins. In addition, as competition for retail shelf space becomes more intense, we may need to increase our marketing expenditures to maintain sales of our titles. Prolonged price competition, increased licensing costs or reduced profit margins would have a negative affect on our business and financial results.

THE DEVELOPMENT AND MARKETING OF PC TITLES DIFFER FROM CONSOLE TITLES AND ENTAIL ADDITIONAL RISKS.

The development and marketing of PC games subject us to some different risks than those we encounter in connection with console games. These risks include the ability to accurately predict which titles have appeal to the purchasers of games for PCs, greater reliance on distributors in order to obtain retail distribution, and higher retailer returns experienced for PC games. We may not be able to successfully develop and market titles for the PC market.

RATING SYSTEMS AND FUTURE LEGISLATION MAY MAKE IT DIFFICULT TO SUCCESSFULLY MARKET AND SELL OUR PRODUCTS.

Currently, the video game industry is self-regulated and rated by the Entertainment Software Rating Board. Our retail customers take the Entertainment Software Rating Board rating into consideration when deciding which of our products they will purchase. If the Entertainment Software Rating Board or a manufacturer determines that a product should have a rating directed to an older or more mature consumer, we may be less successful in our marketing and sales of a particular product.

Recently, legislation has been introduced at the local, state and federal levels for the establishment of a government mandated rating and governing system in the United States and in foreign countries for the video game industry. Various foreign countries already allow government censorship of interactive entertainment products. We believe that if the video game industry were to become subject to a government rating system, our ability to successfully market and sell our products could be adversely affected.

NEGATIVE DEVELOPMENTS WITH RESPECT TO OUR CURRENT CLASS ACTION LAWSUIT COULD HARM US.

We are currently a defendant in a class action lawsuit. This lawsuit could be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. The payment of a large amount to resolve the class action lawsuit, or other negative developments with respect to this litigation, could cause our stock price to decline significantly.

ANY SIGNIFICANT DOWNTURN IN GENERAL ECONOMIC CONDITIONS WHICH RESULTS IN A REDUCTION IN DISCRETIONARY SPENDING COULD REDUCE DEMAND FOR OUR PRODUCTS AND HARM OUR BUSINESS.

Our product sales are affected by a retail customer’s ability and desire to spend disposable income on the purchase of our game titles. Any significant downturn in general economic conditions which results in a reduction in discretionary spending could result in a reduction in demand for our products and could harm our business. Such industry downturns have been, and may continue to be, characterized by diminished product demand and subsequent erosion of average selling prices.

OUR BUSINESS AND FUTURE OPERATING RESULTS ARE SUBJECT TO A WIDE RANGE OF UNCERTAINTIES ARISING OUT OF THE RECENT TERRORIST ATTACKS.

Our business and operating results are subject to uncertainties arising out of the recent terrorist attacks on the United States, including the potential worsening or extension of the current global economic slowdown and the economic consequences of military action or additional terrorist activities. Accordingly, while the recent terrorist attacks have not had a material impact on our financial position or results of operations to date, we cannot determine if the attacks or any events arising as a result of the attacks will have a material impact on our business in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THQ INC.

	By:	/S/ Fred A. Gysi

Fred A. Gysi, Chief Financial Officer, Senior Vice President — Finance & Administration and Secretary
Date: November 21, 2001